FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 1, 1998
                                                           ------------

                           Aerial Communications, Inc.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                      0-28262                  39-1706857
     --------                      -------                  ----------
   (State or other               (Commission              (IRS Employer
    jurisdiction of              File Number)            Identification No.)
    incorporation)





  8410 West Bryn Mawr, Suite 1100, Chicago, Illinois             60631
 ----------------------------------------------------           -------
         (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:  (773) 399-4200


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)








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Item 5.   Other Events.
          -------------
                     Agreement for Sale of Subsidiary Equity

                  On June 1, 1998, Aerial Communications, Inc. (the "Company"), APT Operating Company, Inc., a wholly-owned subsidiary of the Company ("AOC"), Telephone and Data Systems, Inc., the parent corporation of the Company ("TDS"), and Sonera Corporation, a limited liability company organized under the laws of Finland and formerly known as Telecom Finland Ltd. ("Sonera"), entered into a Purchase Agreement (the "Purchase Agreement") pursuant to which Sonera agreed to purchase from AOC 2,410,482 shares of common stock of AOC (the "Purchased
Shares") for an aggregate purchase price of $200 million, resulting in a purchase price of approximately $82.971 per common share of AOC ("AOC Common Shares") and representing a 19.423% equity interest in AOC. Sonera will have the right under certain circumstances (described below) to exchange each AOC Share for 6.72919 Common Shares of Aerial ("Aerial Common Shares"), subject to adjustment. Upon the exchange of all of the Purchased Shares, Sonera would own an 18.452% equity interest in the Company (reflecting a purchase price equivalent to $12.33 per Aerial Common Share). If TDS has distributed shares of TDS common equity intended to separately reflect the performance of the personal communications service ("PCS") business of Aerial and its subsidiaries ("Aerial Group Shares"), then each AOC Share would be exchanged for a number of Aerial Group Shares (initially 6.24341, subject to adjustment) representing the same percentage interest in the PCS business.

                  The closing of the purchase of the Purchased Shares (the "Closing") is subject to the satisfaction of certain conditions, including (I) obtaining from the Federal Communications Commission ("FCC") a favorable declaratory ruling granting permission to the Company and its subsidiary licensees to exceed the 25% statutory benchmark for indirect foreign ownership under the Communications Act of 1934, as amended, and (ii) the expiration or early termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  The number of Purchased Shares is subject to adjustment if the Aerial Average (as defined herein) for any 20 consecutive trading day period during the first three years after the date of Closing (the "Closing Date") exceeds certain threshold prices, as follows:

                                                 Resulting    Equivalent
             Aerial           Purchased Shares   % Equity     Resulting %
Threshold    Equivalent       Subject To         Interest     Equity Interest
Price        Share Price      Cancellation       in AOC       in the Company
---------    -----------      ----------------   ---------    ----------------

$ 9.50       $13.78           256,375            17.723%      16.837%
 10.50        15.23           207,082            16.297       15.482
 11.50        16.68           170,759            15.083       14.329


The Aerial Average refers to the daily means of the high and low sales prices for Aerial Common Shares or, subject to adjustment to reflect the issuance thereof, Aerial Group Shares.

                  On the Closing Date, the Company, AOC, TDS and Sonera will enter into an Investment Agreement which will provide, inter alia, for the following:


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         ( i) Appointment of Directors.  The Company will increase the number of members of its Board of Directors to at least 12 and add two directors designated by Sonera to such Board.

         (ii) Subscription Rights for AOC Common Shares. Each of the Company and Sonera will have subscription rights, exercisable upon the issuance by AOC of AOC Common Shares or certain convertible securities, permitting each of the Company and Sonera to purchase that proportion of each such issuance equal to the proportion of AOC Common Shares owned by the Company or Sonera, respectively, immediately prior to such issuance.

         (iii) Option to Acquire Additional AOC Common Shares. Prior to the tenth anniversary of the Closing Date, Sonera will have the option to purchase additional AOC Common Shares to increase its percentage equity interest in AOC to 20% at various prices (subject to certain minimum prices) implying a premium of at least 30% of the 20-day Aerial Average at the time of exercise of such option, except that there will be no premium to the extent that such purchase either (A) is in lieu of the purchase by Sonera of New Issue Securities (as defined herein) or (B) results from the conversion by Sonera of New Issue Securities purchased and so converted during the first three years after the Closing Date.

         (iv) Subscription Rights for Aerial Common Shares or Aerial Group Shares. Prior to the tenth anniversary of the Closing Date, Sonera will have subscription rights, exercisable upon (A) the issuance for cash by the Company of Aerial Common Shares (subject to certain exceptions) or certain convertible securities, to purchase 100% of such Aerial Common Shares or convertible securities, subject to the subscription rights of TDS with respect thereto or
(B) the issuance for cash by TDS of Aerial Group Shares (subject to certain exceptions) or certain convertible securities, to purchase 17.5% of such Aerial Group Shares or convertible securities (such Aerial Common Shares or Aerial Group Shares, as applicable, and convertible securities being referred to as the "New Issue Securities"), such subscription rights being subject to an overall limitation on Sonera's maximum percentage equity interest of approximately 33%.

         (v) Restrictions on Transfer of AOC Common Shares. Except with respect to transfers to permitted affiliate transferees and in certain other limited circumstances, Sonera will be prohibited from transferring AOC Common Shares (A) prior to the fifth anniversary of the Closing Date without the consent of TDS and the Company and (B) after the fifth anniversary of the Closing Date without first engaging in good faith negotiations with the Company for the transfer of the AOC Common Shares to the Company.

         (vi) Equity Exchanges. (A) Prior to the fifth anniversary of the Closing Date, Sonera will not have the right to exchange the AOC Common Shares owned by Sonera except in the event of (1) a change of control of TDS, (2) a going private transaction involving TDS or (3) a sale of all or substantially all of the assets of AOC and its subsidiaries.

                  (B) At any time after the ninth anniversary of the Closing Date, Sonera will have the right to require the Company to purchase all of the AOC Common Shares owned by Sonera in exchange for, at the Company's option, (1) Aerial Common Shares (or, if distributed, Aerial Group Shares), (2) TDS Common Shares (or, if distributed, Aerial Group Shares), (3) cash or (4) any combination of the foregoing. Sonera will have the right to exercise such right in cumulative 20% increments during the 30 days following each of the fifth, sixth, seventh and eighth anniversaries of the Closing Date.


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                  (C) At any time  after the tenth  anniversary  of the  Closing
Date, Sonera will have the right to exchange AOC Common Shares for Aerial Common Shares (or, if distributed, Aerial Group Shares).

         (vii) Issuance of Derivative Security. After the fifth anniversary of the Closing Date (or prior to such fifth anniversary in certain limited circumstances) and prior to the tenth anniversary thereof, Sonera will have the right to issue a derivative security which becomes exchangeable after the tenth anniversary for AOC Common Shares owned by Sonera. At any time after the tenth anniversary of the Closing Date, the Company will have the right to repurchase all of such AOC Common Shares in exchange for, at the Company's option, (A) Aerial Common Shares (or, if distributed, Aerial Group Shares), (B) TDS Common Shares (or, if distributed, Aerial Group Shares), ( C) cash or (D) any combination of the foregoing.

         (viii) Restrictions on Acquisition of Aerial Common Shares or Aerial Group Shares. Prior to the tenth anniversary of the Closing Date, Sonera will be prohibited from acquiring any Aerial Common Shares or Aerial Group Shares except as set forth above.

         (ix) Restrictions on Certain Disposition Transactions. TDS and the Company will be prohibited from entering into certain transactions (not including certain spin-off or similar transactions) resulting in the disposition of the Company or AOC, respectively, without first engaging in exclusive good faith negotiations with Sonera regarding such disposition transaction, subject to certain tag-along rights of Sonera and certain drag-along rights of TDS and the Company.

         (xi) Certain Transactions Involving Sonera. In the event that Sonera enters into a transaction providing for a reorganization, merger, consolidation or other combination, or for the disposition of all or substantially all of the assets of Sonera, and such transaction involves a material competitor of TDS or the Company, then TDS and the Company will have the right to require Sonera to use its reasonable best efforts to negotiate a transfer of all of the AOC Common Shares to a person reasonably acceptable to TDS and the Company.

Certain of the foregoing rights are subject to termination upon the occurrence of certain events, such as the failure of Sonera to maintain a specified percentage equity interest, the transfer by Sonera of AOC Common Shares, the issuance by Sonera of a derivative security, the failure of Sonera to exercise its subscription rights or the passage of time.

                  On the Closing Date, the existing Revolving Credit Agreement between the Company and TDS will be terminated and a new credit agreement, with substantially the same terms, between AOC and TDS will be substituted. The Company will guarantee AOC's obligations under the new credit agreement. In addition, AOC will become a party to the existing Tax Allocation Agreement between TDS and the Company.

                  On the Closing Date, the Company and Sonera will enter into a Registration Rights Agreement which will provide Sonera with three demand registrations and five piggyback registrations with respect to Aerial Common Shares or Aerial Group Shares, as applicable, during the period commencing on the fifth anniversary of the Closing Date and terminating on the twentieth anniversary of the Closing Date (subject to earlier termination under certain circumstances).


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                  On the  Closing  Date,  the  Company,  AOC,  Sonera and Sonera
Corporation U.S., a wholly-owned subsidiary of Sonera ("Sonera U.S."), will enter into a Joint Venture Agreement which, subject to certain exceptions and limitations set forth therein, will serve during the Exclusivity Period (as defined herein) as the exclusive vehicle through which the parties will (I) acquire licenses issued by the FCC to provide broadband PCS in the United States and (ii) build and operate systems with respect to such licenses utilizing Global Systems For Mobile Communications Technology, subject to such changes resulting from the evolution of such technology or the development of subsequent technologies based thereon or derived therefrom. It is contemplated by the Joint Venture Agreement that AOC and Sonera U.S. will form a separate limited liability company (each an "LLC"), which may include additional investors, to operate each market in which a broadband PCS license is acquired and that AOC (or an affiliate thereof) will manage the system with respect to each such broadband PCS license so acquired. In consideration of performance of such management services with respect to each LLC, AOC will receive a 15% carried interest in such LLC, which carried interest will be subject to partial divestiture under certain circumstances during the first five years after the formation of such LLC. The Exclusivity Period will commence on the Closing Date and terminate on the earlier to occur of (A) the fifth anniversary of the Closing Date or (B) the date upon which Sonera U.S. has invested an aggregate of $400 million in the equity of one or more LLCs formed pursuant to the Joint Venture Agreement.

         This Current Report on Form 8-K is being filed for the purpose of filing the Aerial news release dated June 2, 1998 and the Purchase Agreement dated June 1, 1998, between Telephone and Data Systems, Inc., Aerial Communications, Inc., APT Operating Company, Inc.
and Sonera Corporation.


Item 7.           Financial Statements and Exhibits
                  ---------------------------------
( c)     Exhibits
         --------
         The exhibits  accompanying  this report are listed in the  accompanying
Exhibit Index.


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                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


Date:    June  16, 1998            AERIAL COMMUNICATIONS, INC.
                                   (Registrant)





                                    By: /s/ J. Clarke  Smith
                                       -------------------------------------
                                    J. Clarke Smith
                                    Vice President - Finance and Administration,
                                    Chief Financial Officer and Treasurer












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                                  EXHIBIT INDEX


Exhibit Number            Description of Exhibit
--------------            ----------------------

    99.1                  Aerial news release dated June 2, 1998.

    99.2 The Purchase Agreement between Telephone and Data Systems, Inc. Aerial Communications, Inc., APT Operating Co., Inc. and Sonera Corporation dated June 1, 1998.























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